UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2020 (November 24, 2020)

PROG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-39628	85-2484385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive Draper, Utah	84020-2315
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

385-351-1369

Aaron’s Holdings Company, Inc.

400 Galleria Parkway SE, Suite 300

Atlanta, Georgia 30339-3194

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, Par Value $0.50 Per Share	PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 29, 2020, in connection with the previously announced Separation (as defined below), PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.) (the “Company”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with The Aaron’s Company, Inc. (“Aaron’s SpinCo”), pursuant to which the Company agreed to transfer its Aaron’s Business segment to Aaron’s SpinCo (the “Separation”) and distribute 100% of the outstanding shares of common stock of Aaron’s SpinCo to shareholders of the Company in a tax-free distribution (the “Distribution”). The Distribution was effectuated as of 11:59 p.m., Eastern Time, on November 30, 2020 (the “Effective Time”), to shareholders of the Company as of the close of business on November 27, 2020 (the “Record Date”). In connection with the Distribution, on November 30, 2020, the Company changed its name to “PROG Holdings, Inc.” Its common stock continues to be listed on the New York Stock Exchange under the new symbol “PRG.”

In connection with the Separation and Distribution, on November 29, 2020, the Company entered into various agreements with Aaron’s SpinCo contemplated by the Separation and Distribution Agreement to provide a framework for the Company’s relationship with Aaron’s SpinCo after the Separation and Distribution, including the following agreements:

•	a Transition Services Agreement, dated as of November 29, 2020;

•	a Tax Matters Agreement, dated as of November 29, 2020;

•	an Employee Matters Agreement, dated as of November 29, 2020; and

•	an Assignment Agreement, dated as of November 29, 2020.

Separation and Distribution Agreement

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that are necessary in advance of Aaron SpinCo’s separation from the Company so that Aaron’s SpinCo and the Company retain the assets of, and the liabilities associated with, their respective businesses, and provides for when and how these transfers and assumptions occur. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between Aaron’s SpinCo and the Company. In particular, the Separation and Distribution Agreement provides that, among other things, subject to the terms and conditions contained therein:

•

certain assets (whether tangible or intangible) related to the Aaron’s Business segment (the “Aaron’s Assets”), will be retained by or transferred to Aaron’s SpinCo or one of its subsidiaries, including:

•	equity interests in certain subsidiaries of the Company that hold assets relating to the Aaron’s Business;

•	rights to technology, software and intellectual property primarily related to the Aaron’s Business;

•	certain real property and associated rights thereto, including Aaron’s SpinCo’s company-operated stores and the Woodhaven manufacturing facilities;

•	rights to certain types of information that is primarily related to the Aaron’s Assets, the Aaron’s Liabilities (as defined below) or the Aaron’s Business;

•	contracts that primarily relate to the Aaron’s Business;

•	rights and assets expressly allocated to Aaron’s SpinCo pursuant to the terms of the Separation and Distribution Agreement or certain other agreements entered into in connection with the Separation;

•	registrations and permits primarily related to the Aaron’s Business;

•	cash in an amount equal to the SpinCo Minimum Cash (as defined in the Separation and Distribution Agreement);

•	other assets (excluding cash) that are included on the pro forma combined balance sheet of Aaron’s SpinCo; and

•	other assets (excluding cash), to the extent not included in the categories above, that are primarily related to the Aaron’s Business;

•	certain liabilities related to the Aaron’s Business (the “Aaron’s Liabilities”), will be retained by or transferred to Aaron’s SpinCo or one of its subsidiaries, including:

•	liabilities reflected as liabilities or obligations on the pro forma combined balance sheet of Aaron’s SpinCo;

•	liabilities to the extent relating to the Aaron’s Business or an Aaron’s Asset;

•	liabilities relating to contracts, technology, software, intellectual property and permits that primarily relate to the Aaron’s Business;

•	liabilities relating to the financing transactions to be entered into by Aaron’s SpinCo in connection with the Separation; and

•

liabilities related to any untrue statement or omission or alleged statement or omission of a material fact in the Registration Statement on Form 10 filed by Aaron’s SpinCo, as amended, in each case, relating to the Aaron’s Business or Aaron’s SpinCo; and

•

all of the assets and liabilities of the Company and its subsidiaries (including whether accrued, contingent or otherwise) other than the Aaron’s Assets and Aaron’s Liabilities will be retained by or transferred to the Company (the “Company Assets” and “Company Liabilities,” respectively).

Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, neither the Company nor Aaron’s SpinCo makes any representation or warranty as to the assets, business or liabilities transferred, licensed or assumed as part of the Separation, as to any approvals or notifications required in connection with the transfers, as to the value or freedom from any security interests of any of, or any other matter concerning, the assets transferred, as to the absence or presence of any defenses to or right of setoff against or freedom from counterclaim with respect to any proceeding or other asset, including any accounts receivable, of either the Company or Aaron’s SpinCo or as to the legal sufficiency of any conveyance and assumption instruments or any other ancillary agreement to convey title to any asset or thing of value to be transferred in connection with the Separation or any other representations or warranties. Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis, and the respective transferees will bear the economic and legal risks that any conveyance and assumption instrument or any other ancillary agreement will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals are not obtained, or that any requirements of law, agreements, security interests, or judgments are not complied with.

Claims

In general, each party to the Separation and Distribution Agreement will assume liability for all claims, demands, proceedings and similar legal matters primarily relating to, arising out of or resulting from its respective assets, business or its assumed or retained liabilities, and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

The Separation and Distribution Agreement provides that Aaron’s SpinCo and its subsidiaries will release and discharge the Company and its subsidiaries from all Aaron’s Liabilities, from all liabilities arising from or in connection with the transactions and all other activities to implement the Separation and Distribution, and from all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, factors or circumstances occurring or existing prior to the Separation and Distribution (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case, before, at or after the Separation and Distribution) to the extent relating to, arising out of or resulting from the Aaron’s Business, the Aaron’s Assets or the Aaron’s Liabilities. The Company and its subsidiaries will release and discharge Aaron’s SpinCo from all Company Liabilities, from all liabilities arising from or in connection with the transactions and all other activities to implement the Separation and Distribution, and from all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, factors or circumstances occurring or existing prior to the

Separation and Distribution (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case, before, at or after the Separation and Distribution) to the extent relating to, arising out of or resulting from the Company’s Progressive and Vive business segments, the Company Assets or the Company Liabilities.

These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters agreement, and the Employee Matters Agreement.

Indemnification

In the Separation and Distribution Agreement, Aaron’s SpinCo agreed to indemnify, defend and hold harmless the Company, each of its subsidiaries and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Aaron’s Liabilities;

•

the failure of Aaron’s SpinCo, any of its subsidiaries or any other person to pay, perform or otherwise promptly discharge any of the Aaron’s Liabilities, in accordance with their respective terms, whether prior to, at or after the Distribution;

•

any breach by Aaron’s SpinCo or any of its subsidiaries of the Separation and Distribution Agreement or any of the ancillary agreements, unless such ancillary agreement expressly provides for separate indemnification, or for no indemnification, therein (which will be controlling); and

•	any breach by Aaron’s SpinCo of its representations and warranties in the Separation and Distribution Agreement or any of the ancillary agreements.

In the Separation and Distribution Agreement, the Company agreed to indemnify, defend and hold harmless Aaron’s SpinCo, each of its subsidiaries and each of its respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the Company Liabilities;

•

the failure of the Company, any Company subsidiaries or any other person to pay, perform or otherwise promptly discharge any of the Company Liabilities, in accordance with their respective terms, whether prior to, at or after the Distribution;

•

any breach by the Company or any Company subsidiaries of the Separation and Distribution Agreement or any of the ancillary agreements, unless such ancillary agreement expressly provides for separate indemnification, or for no indemnification, therein (which will be controlling); and

•	any breach by the Company of its representations and warranties in the Separation and Distribution Agreement or any of the ancillary agreements.

The Separation and Distribution Agreement also establishes procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes is governed solely by the Tax Matters Agreement.

Insurance

The Separation and Distribution Agreement provides for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution and sets forth procedures for the administration of insured claims under such policies.

Further Assurances

In addition to the actions specifically provided for in the Separation and Distribution Agreement, both the Company and Aaron’s SpinCo agree to cause their respective subsidiaries to use commercially reasonable efforts, prior to and after the Distribution, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and agreements to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements and to permit the operations of the Company’s Progressive Leasing and Vive business segments and the Aaron’s Business; provided, however, that neither the Company nor Aaron’s SpinCo, nor their respective subsidiaries, will be obligated to pay any consideration, grant any concession or incur any additional liability to any third party other than ordinary and customary fees paid to a governmental authority.

Dispute Resolution

The Separation and Distribution Agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between the Company and Aaron’s SpinCo related to the Separation or Distribution. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by elevation of the matter to executives of the Company and Aaron’s SpinCo. If such efforts are not successful, either the Company or Aaron’s SpinCo may submit the dispute, controversy or claim to binding arbitration, subject to the provisions of the Separation and Distribution Agreement.

Expenses

Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, the Company is responsible for all costs and expenses incurred in connection with the Separation incurred prior to the Distribution. Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, or as otherwise agreed in writing by the Company and Aaron’s, all costs and expenses incurred in connection with the Separation after the Distribution will be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the Separation and Distribution Agreement include access to financial and other information, the provision of litigation support, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Termination

After the Distribution, the Separation and Distribution Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of the parties to the Separation and Distribution Agreement.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Company will provide Aaron’s SpinCo, and Aaron’s SpinCo will provide to the Company, specified services for a limited time to help ensure an orderly transition following the Distribution. The services to be provided include certain information technology services, finance, tax and accounting services, fleet management support and human resource and employee benefits services. The party receiving each service is required to pay to the party providing the service a fee equal to the cost of service specified for each service, which is billed on a monthly basis. The agreed-upon charges for such services are generally intended to allow the party providing the service to recover all costs and expenses of providing such services.

The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it. The receiving party may also terminate specified services by giving prior written notice to the provider of such services and paying specified wind-down charges.

Subject to certain exceptions, the liability of the Company and Aaron’s SpinCo under the Transition Services Agreement for the services they provide will be limited to the aggregate amount of charges paid and payable to such provider for all services by the recipient pursuant to the Transition Services Agreement. The Transition Services Agreement also provides that neither company shall be liable to the other for any indirect, incidental, consequential, special, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other party (including lost profits or lost revenues).

Tax Matters Agreement

The Tax Matters Agreement governs the parties’ respective rights, responsibilities and obligations after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on Aaron’s SpinCo and its subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, each party is responsible for any taxes imposed on the Company or Aaron’s SpinCo that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Employee Matters Agreement

The Employee Matters Agreement allocates certain assets, liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement will govern certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement generally provides that, unless otherwise specified, the Company will be responsible for liabilities associated with employees who will be employed by the Company following the Separation and certain specified current and former employees (collectively, the “Company Employees”), and Aaron’s SpinCo will be responsible for liabilities associated with employees who will be employed by Aaron’s SpinCo following the Separation and certain specified current and former employees (collectively, the “Aaron’s SpinCo Employees”).

Aaron’s SpinCo Employees will be eligible to participate in the Aaron’s SpinCo benefit plans following the Separation in accordance with the terms and conditions of the Aaron’s SpinCo benefit plans as in effect from time to time. In general, Aaron’s SpinCo will credit each Aaron’s SpinCo Employee with his or her service with the Company prior to the Separation for all purposes under the Aaron’s SpinCo benefit plans to the same extent such service was recognized by the Company for similar purposes under the Company’s comparable benefits plans immediately before the Separation and so long as such crediting does not result in a duplication of benefits. The Employee Matters Agreement also includes provisions relating to cooperation between the Company and Aaron’s SpinCo on matters relating to employees and employee benefits and other administrative provisions.

Aaron’s SpinCo has established a qualified defined contribution retirement plan and will establish a non-qualified deferred compensation plan for eligible Aaron’s SpinCo Employees. In connection with the Separation, assets, liabilities and account balances (as applicable) of Aaron’s SpinCo Employees were transferred from the Company or the Company’s plans to Aaron’s SpinCo or Aaron’s SpinCo’s plans, as applicable, and the Company or the Company plans retain assets, liabilities and account balances (as applicable) of the Company Employees. In addition, the Employee Matters Agreement provides for the assignment by the Company to Aaron’s SpinCo and assumption by Aaron’s SpinCo, of certain employment, severance, change-in-control, retention and similar agreements for Aaron’s SpinCo Employees. Effective as of the Separation, Aaron’s SpinCo Employees ceased to participate in the Company’s employee stock purchase plan (the “ESPP”), and the last purchase of common stock under the ESPP occurred prior to the Separation. Under the Employee Matters Agreement, Aaron’s SpinCo agreed to establish and maintain an employee stock purchase plan that may have terms similar to the ESPP.

Assignment Agreement

Also in connection with the Separation and Distribution, on November 29, 2020, Prog Leasing, LLC (“Progressive Leasing”), Aaron’s, LLC and the Company entered into an Assignment Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Progressive Leasing conveyed to Aaron’s, LLC an undivided and equal ownership interest in certain software related to Progressive Leasing’s digital decisioning platform (the “Shared Software”). Progressive Leasing also conveyed to Aaron’s, LLC all of Progressive Leasing’s interest in certain software models related to the Shared Software, and Aaron’s, LLC conveyed certain data to Progressive Leasing under the Assignment Agreement.

The foregoing descriptions of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement and Assignment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full text of such agreements, which are attached hereto as Exhibits 2.1 (Separation and Distribution Agreement), 10.1 (Transition Services Agreement), 10.2 (Tax Matters Agreement), 10.3 (Employee Matters Agreement) and 10.4 (Assignment Agreement), respectively, each of which is incorporated herein by reference.

New Credit Agreement

In connection with the Separation and Distribution, on November 24, 2020, the Company, PROG Holding Company, LLC (formerly Aaron’s Progressive Holding Company), Progressive Finance Holdings, LLC (the “Borrower”), and certain of the Company’s other subsidiaries entered into a senior unsecured revolving credit facility (the “Credit Agreement”) with the financial institutions party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provides for borrowings under a revolving credit facility up to $350,000,000, including a $20,000,000 sublimit for the issuance of standby letters of credit and a $25,000,000 sublimit for swingline loans, all of which became available upon the completion of the Separation and Distribution.

The Company expects that the proceeds of the Credit Agreement will be used to provide for working capital and capital expenditures, to finance future permitted acquisitions and for other general corporate purposes.

Incremental Facilities

The Borrower will have the right from time to time to request to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”). The aggregate principal amount of all such Incremental Facilities may not exceed $300 million.

Interest Rate

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the option of the Borrower, (i) LIBOR plus the applicable margin of 1.50% - 2.50% for revolving loans, based on total leverage, or (ii) the base rate plus the applicable margin, which will be 1.00% lower than the applicable margin for LIBOR loans.

Maturity

The loans and commitments under the Credit Agreement mature or terminate on November 24, 2025.

Guarantees

Obligations of the Borrower under the Credit Agreement are jointly and severally guaranteed by the Company and certain of its existing and future direct and indirect U.S. subsidiaries (but excluding (i) unrestricted subsidiaries and (ii) immaterial subsidiaries).

Springing Security

The Credit Agreement is unsecured as of the Effective Time. In the event that the total net leverage ratio exceeds 1.25 to 1.00 as of the end of any period of four consecutive fiscal quarters, the Borrower, the Company and the other guarantors will be required to provide a first priority perfected lien on substantially all of their respective assets and the proceeds thereof, excluding certain excluded assets.

Certain Covenants and Events of Default

The Credit Agreement contains customary financial covenants including (a) a maximum total net leverage ratio set at 2.50 to 1.00 and (b) a minimum consolidated interest coverage ratio set at 3.00 to 1.00.

In addition, the Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, will restrict the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and other distributions;

•	make investments, loans and advances;

•	engage in transactions with its affiliates;

•	sell assets or otherwise dispose of property or assets;

•	alter the business conducted;

•	merge and engage in other fundamental changes;

•	prepay, redeem or repurchase certain debt; and

•	incur liens.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of such agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Payoff of Existing Indebtedness

On November 27, 2020, Aaron’s, LLC and Aaron Investment Company paid off and terminated (i) those certain 4.75% Series A Senior Notes under that certain Note Purchase Agreement dated as of April 14, 2014 (as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014, that certain Amendment No. 2 to Note Purchase Agreement, dated as of September 21, 2015, that certain Amendment No. 3 to Note Purchase Agreement, dated as of June 30, 2016, that certain Amendment No. 4 to Note Purchase Agreement, dated as of September 18, 2017, and that certain Amendment No. 5 to Note Purchase Agreement, dated as of September 28, 2020, the “Senior A Note Facility”), by and among Aaron’s, LLC, Aaron Investment Company, LLC and the Noteholders and (ii) those certain 4.75% Series B Senior Notes under that certain Note Purchase Agreement dated as of April 14, 2014 (as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 9, 2014, that certain Amendment No. 2 to Note Purchase Agreement, dated as of September 21, 2015, that certain Amendment No. 3 to Note Purchase Agreement, dated as of June 30, 2016, that certain Amendment No. 4 to Note Purchase Agreement, dated as of September 18, 2017, and that certain Amendment No. 5 to Note Purchase Agreement, dated as of September 28, 2020, the “Senior B Note Facility” and together with the Senior A Note Facility, the “Note Facilities”) by and among Aaron’s, LLC, Aaron Investment Company, LLC and the Noteholders. A description of the Note Facilities was initially disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2014. The Company paid certain make-whole premiums for early termination.

On November 30, 2020, Aaron’s, LLC paid off certain outstanding indebtedness and terminated (i) that certain Second Amended and Restated Revolving Credit and Term Loan Agreement, dated September 18, 2017 (as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 23, 2018, that certain Second Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 21, 2020, that certain Third Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 19, 2020, and that certain Fourth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 28, 2020, the “Prior Credit Agreement”) among Aaron’s, LLC, the guarantors party thereto, the Lenders party thereto and Truist Bank, as Administrative agent, and (ii) that certain Fourth Amended and Restated Revolving Loan Facility Agreement, dated October 25, 2017 (as amended by that certain First Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of October 23, 2018, that certain Second Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of October 11, 2019, that certain Third Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of January 21, 2020, that certain Fourth Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of February 19, 2020, and that certain Fifth Amendment to Fourth Amended and Restated Loan Facility Agreement and Guaranty dated as of September 28, 2020, the “Prior LFA”) among Aaron’s, LLC, the participants and Truist Bank, as Servicer. A description of the Prior Credit Agreement was disclosed in the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2017. A description of the Prior LFA was disclosed in the Company’s Current Report on Form 8-K filed with the Commission on October 31, 2017.

Item 1.02.	Termination of a Material Definitive Agreement

The information included in Item 1.01 hereto under the heading “Payoff of Existing Indebtedness” is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Asset

As discussed in Item 1.01 hereto, on November 30, 2020, the Company completed the Separation and Distribution of Aaron’s SpinCo from the Company. Aaron’s SpinCo is now an independent public company trading under the symbol “AAN” on the New York Stock Exchange. The Distribution was made as of the Effective Time to the Company’s shareholders of record as of the close of business on the Record Date, and such shareholders received one share of Aaron’s SpinCo’s common stock for every two shares of common stock of the Company held as of close of business on the Record Date.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 hereto under the heading “New Credit Agreement” is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

As previously announced, as of the Effective Time, each of Kelly H. Barrett, Walter G. Ehmer, Hubert L. Harris and John W. Robinson III resigned from the Board of Directors of the Company (the “Board”), in order to serve as directors of Aaron’s SpinCo, and Steven A. Michaels was appointed to the Board pursuant to the Board’s authority under Article III, Section 4 of the Bylaws of the Company (the “Bylaws”). Effective immediately following the Effective Time, the Board set the number of directors of the Company at six (6).

In addition, the composition of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Company as of the Effective Time is as follows:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Cynthia N. Day (Chair) Kathy T. Betty Douglas C. Curling	Douglas C. Curling (Chair) Kathy T. Betty Cynthia N. Day Ray M. Robinson	Kathy T. Betty (Chair) Douglas C. Curling Ray M. Robinson

Ray M. Robinson will continue to serve as Chairman of the Board.

Biographical information for Mr. Michaels is included under the section entitled “Executive Officers Who Are Not Directors” of the Company’s Annual Report on Form 10-K/A for the fiscal year ending December 31, 2019, as filed with the Commission on April 27, 2020, and is incorporated herein by reference. Biographical information for the Company’s other directors can be found in the joint proxy statement/prospectus filed by the Company on May 8, 2020 under the heading “Governance”.

Executive Officers

Effective as of the Effective Time, the officers of the Company include the following:

Officer	Position
Steven A. Michaels	Chief Executive Officer
Blake Wakefield	President and Chief Revenue Officer, Progressive Leasing
Brian Garner	Chief Financial Officer
Marvin Fentress	General Counsel and Corporate Secretary
Curtis L. Doman	Chief Innovation Officer
Matt Sewell	Principal Accounting Officer

The information regarding Mr. Michaels required under Items 401 (b), (d) and (e) of Regulation S-K is included under the section entitled “Executive Officers Who Are Not Directors” of the Company’s Annual Report on Form 10-K/A for the fiscal year ending December 31, 2019, as filed with the Commission on April 27, 2020, and is incorporated herein by reference. The information regarding Mr. Doman required under Items 401 (b), (d) and (e) of Regulation S-K is included under the section entitled “Directors” of the Company’s Annual Report on Form 10-K/A for the fiscal year ending December 31, 2019, as filed with the Commission on April 27, 2020, and is incorporated herein by reference.

In connection with his position, Mr. Michaels base salary will be $900,000 with a target annual incentive award of $1,200,000. Mr. Michaels will also receive a target long-term incentive award of $4,400,000.

Blake Wakefield, age 48, has served as President and Chief Revenue Officer of the Company’s Progressive Leasing business segment since January 2015. Mr. Wakefield previously served as Senior Vice President, Sales and Marketing of the Company’s Progressive Leasing business segment from February 2013 to January 2015. In connection with his new position, Mr. Wakefield’s base salary will be $600,000 with a target annual incentive award of $900,000. Mr. Wakefield will also receive a target long-term incentive award of $1,750,000.

Brian Garner, age 41, has served as Senior Vice President of Finance of the Company’s Progressive Leasing business segment since 2018. Mr. Garner previously served as Controller of the Company’s Progressive Leasing business segment since 2012. In connection with his new position, Mr. Garner’s base salary will be $475,000 with a target annual incentive award of $475,000. Mr. Garner will also receive a target long-term incentive award of $900,000.

Matt Sewell, age 45, has served as Director of Financial Reporting of the Company since 2016. Mr. Sewell previously served as Director of Financial Reporting of Novelis Inc. since 2014. In connection with his new position, Mr. Sewell’s base salary will be $235,000 with a target annual incentive award of $70,500. Mr. Sewell will also receive a target long-term incentive award of $70,500.

Robinson Transition Agreement

In connection with the completion of the Separation and Distribution, on November 30, 2020, the Company and Aaron’s SpinCo entered into a Transition Agreement (the “Transition Agreement”) with John W. Robinson III, pursuant to which Mr. Robinson retired as the Company’s President and Chief Executive Officer as of the Effective Time. In addition, and as previously disclosed, Mr. Robinson transitioned to Chairman of the Board of Directors of Aaron’s SpinCo as of the Effective Time. In connection with Mr. Robinson’s transition, Mr. Robinson’s employment agreement with the Company was terminated.

As approved by the Company’s Compensation Committee and as previously disclosed, the Transition Agreement provides that all stock options, restricted stock awards, and performance share units granted by the Company to Mr. Robinson in 2018, 2019 and 2020 will be 100% vested as promptly as practicable following the completion of the Separation and Distribution. Other than with respect to vesting, Mr. Robinson’s equity awards are being treated in the same manner as all other equity awards under the Employee Matters Agreement.

The description of the Transition Agreement set forth under this Item 5.02 is qualified in its entirety by reference to the full text of the Transition Agreement, filed as Exhibit 10.6 hereto, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed in Item 1.01 hereto, on November 30, 2020, the Company changed its name from Aaron’s Holdings Company, Inc. to PROG Holdings, Inc. in connection with the Separation and Distribution. The name change was effected by filing Articles of Amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) pursuant to section 14-2-1006 of the Georgia Business Corporation Code. The Company also amended its Bylaws, effective as of the same date, to reflect the name change.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Bylaws, as amended to reflect the name change to PROG Holdings, Inc., is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Company’s common stock began regular-way trading on the New York Stock Exchange under the symbol “PRG” with the CUSIP No. 74319R 101 on December 1, 2020.

Item 8.01.	Other Events

On December 1, 2020 the Company issued a press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit

2.1	Separation and Distribution Agreement, dated as of November 29, 2020, by and between PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.) and The Aaron’s Company, Inc.

3.1	Articles of Amendment of Articles of Incorporation

3.2	Amended and Restated Bylaws of PROG Holdings, Inc. (as amended)

10.1	Transition Services Agreement, dated as of November 29, 2020, by and between PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.) and The Aaron’s Company, Inc.

10.2	Tax Matters Agreement, dated as of November 29, 2020, by and between PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.) and The Aaron’s Company, Inc.

10.3	Employee Matters Agreement, dated as of November 29, 2020, by and between PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.) and The Aaron’s Company, Inc.

10.4	Assignment Agreement, dated as of November 29, 2020, by and among Prog Leasing, LLC Aaron’s, LLC and The Aaron’s Company, Inc.

10.5	Credit Agreement among PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.), PROG Holding Company, LLC (formerly Aaron’s Progressive Holding Company), Progressive Finance Holdings, LLC, those certain other subsidiaries of PROG Holdings, Inc. party thereto, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated November 24, 2020

10.6	Transition Agreement, dated as of November 30, 2020, by and among PROG Holdings, Inc. (formerly Aaron’s Holdings Company, Inc.), Aaron’s, LLC, The Aaron’s Company, Inc., John W. Robinson III, and Progressive Finance Holdings, LLC (solely for purposes of Sections 1(a), 15, and 18)

99.1	Press Release of PROG Holdings, Inc., dated December 1, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG HOLDINGS, INC.

By:	/s/ Brian Garner
Brian Garner
Chief Financial Officer

Date: December 1, 2020